Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Catalyst Biosciences, Inc. [CBIO]

Date of Event Requiring Statement:	March 6, 2018

The undersigned, Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Deerfield Special Situations Fund, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Catalyst Biosciences, Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact